EXHIBIT 5.1

April 4, 2007

Integrated Pharmaceuticals, Inc.
310 Authority Drive
Fitchburg, MA 01420-6047

Re	Legal Opinion
Our File    2430/22

Ladies and Gentlemen:

We have acted as counsel to Integrated Pharmaceuticals, Inc. (the "Company") in connection with its filing of a registration statement on Form SB-2 (Registration No. 333-140239, the "Registration Statement") covering up to 15,000,000 shares of common stock $.01 par value of the Company (the "Common Stock") to be sold by a selling security holder.

In our capacity as counsel to the Company we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

Our opinion is limited to the laws of The Commonwealth of Massachusetts and the laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction. For purposes of our opinion in so far as it relates to documents which by their terms are governed by laws other than the law of the Commonwealth of Massachusetts or the United States of America, we have assumed that the

Integrated Pharmaceuticals, Inc.
April 4, 2007

applicable laws are the same as the applicable laws of the Commonwealth of Massachusetts.  Our opinion is based upon the law and the facts as of the date of this opinion.

On the basis of the foregoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and will when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.

Very truly yours,

/s/ Bromberg & Sunstein LLP